Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2009

AND REAFFIRMS FULL YEAR 2009 GUIDANCE

NEWPORT BEACH, CA—April 29, 2009—Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the first quarter ended March 31, 2009.

First Quarter 2009 Financial Results

Revenue for the first quarter of 2009 increased 10.6% to $131.8 million from $119.1 million in the first quarter of 2008.

Alliance’s Adjusted EBITDA (as defined below) increased 9.7% to $47.8 million in the first quarter of 2009 compared to $43.6 million in the first quarter 2008.

Alliance’s net income increased 26.9% to $4.3 million in the first quarter of 2009 compared to $3.4 million in the first quarter 2008.

Earnings per share on a diluted basis, computed in accordance with generally accepted accounting principles, was $0.08 per share in the first quarter of 2009 and $0.07 per share in the first quarter of 2008.  Beginning January 1, 2009, costs related to mergers and acquisitions must be expensed as incurred.  In the first quarter of 2009, the Company recorded $0.4 million in acquisition related costs (included in Transaction costs) which negatively impacted diluted earnings per share by $0.01.

Cash flows provided by operating activities were $31.7 million in the first quarter of 2009 compared to $28.3 million in the first quarter of 2008.  Capital expenditures in the first quarter of 2009 were $14.9 million compared to $17.0 million in the first quarter of 2008. Alliance opened 5 new fixed-site imaging centers and opened 1 radiation oncology center in the first quarter of 2009.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, decreased $14.5 million to $574.8 million at March 31, 2009 from $589.3 million at December 31, 2008. Cash and cash equivalents were $91.1 million at March 31, 2009 and $73.3 million at December 31, 2008.

The Company’s total long-term debt (including current maturities) increased to $665.9 million at March 31, 2009 from $662.6 million as of December 31, 2008.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance HealthCare Services continues to perform to expectations as we continue to diversify by making investments in radiation oncology centers, PET/CT operations, and fixed-site imaging centers in partnership with hospitals. In addition, Alliance continues to diligently evaluate selective acquisitions.”

Full Year 2009 Guidance

Alliance is reaffirming its full year 2009 guidance ranges as follows:

Full Year 2009
Guidance Ranges
(Dollars in millions)

Revenue	$536 - $551
Adjusted EBITDA	$187 - $202
Cash capital expenditures	$60 - $70
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$52 - $67
Fixed-site imaging center openings	20 - 25
Radiation therapy center openings	4 - 6

First Quarter 2009 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2009 results.  The conference call is scheduled for Thursday, April 30 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International).  Interested parties should call at least 5 minutes prior to the call to register.  A telephone replay will be available until July 31, 2009.  The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 97002209.

Definition of Adjusted EBITDA

Adjusted EBITDA as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense and other, net; income tax expense; depreciation expense; amortization expense; noncontrolling interest in subsidiaries; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; transaction costs; and other non-cash charges. Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with specified covenants.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

Annual Report

Alliance’s annual report containing its annual financial statements has been filed with the Securities and Exchange Commission and is available on the Company’s website at www.alliancehealthcareservices-us.com. Click on Financial Reports in the Investors section of the website to access the link.  Manual copies are available and requests should be sent to Alliance HealthCare Services, Inc., Attention:  Investor Relations, 100 Bayview Circle, Suite 400, Newport Beach, CA 92660.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed, and a provider of radiation therapy services. Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 501 diagnostic imaging and radiation therapy systems, including 294 MRI systems and 119 PET or PET/CT systems, and served over 1,000 clients in 46 states at March 31, 2009. The Company operated 106 fixed-site imaging centers (four in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.  The Company also operated 22 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of March 31, 2009.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the integration of acquired businesses into the Company and the Company’s full year 2009 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the rates or methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) as may be modified or supplemented by our subsequent filings with the SEC.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

###

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	First Quarter Ended
	March 31,
	2008	2009

Revenues	$119,121	$131,788

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	62,782	68,879
Selling, general and administrative expenses	15,709	17,893
Transaction costs	—	431
Severance and related costs	147	182
Depreciation expense	21,413	23,650
Amortization expense	1,857	2,776
Interest expense and other, net	11,816	10,677
Other (income) and expense, net	(62)	(256)
Total costs and expenses	113,662	124,232
Income before income taxes, earnings from unconsolidated investees, and noncontrolling interest, net of taxes	5,459	7,556
Income tax expense	2,677	3,161
Earnings from unconsolidated investees	(1,224)	(587)
Net income	4,006	4,982
Less: Net income attributable to noncontrolling interest	(594)	(654)
Net income attributable to Alliance HealthCare Services, Inc.	$3,412	$4,328

Comprehensive income, net of taxes
Net income attributable to Alliance HealthCare Services, Inc.	$3,412	$4,328
Unrealized loss on hedging transactions, net of taxes	(1,738)	(862)
Comprehensive income, net of taxes:	$1,674	$3,466

Earnings per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.07	$0.09
Diluted	$0.07	$0.08

Weighted average number of shares of common stock and common stock equivalents:
Basic	50,312	50,587
Diluted	51,986	52,294

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	March 31,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$73,305	$91,109
Accounts receivable, net of allowance for doubtful accounts	67,147	69,888
Deferred income taxes	17,719	17,719
Prepaid expenses and other current assets	10,272	8,366
Other receivables	7,902	9,075
Total current assets	176,345	196,157

Equipment, at cost	836,842	834,466
Less accumulated depreciation	(479,609)	(487,265)
Equipment, net	357,233	347,201

Goodwill	193,430	193,683
Other intangible assets, net	110,720	108,442
Deferred financing costs, net	7,173	6,750
Other assets	38,822	36,069
Total assets	$883,723	$888,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,468	$14,586
Accrued compensation and related expenses	18,575	17,921
Accrued interest payable	3,642	8,777
Other accrued liabilities	38,446	34,885
Current portion of long-term debt	7,743	7,297
Total current liabilities	89,874	83,466

Long-term debt, net of current portion	365,323	368,577
Senior subordinated notes	289,496	290,051
Other liabilities	7,901	8,775
Deferred income taxes	102,136	103,982
Total liabilities	854,730	854,851

Stockholders’ equity:
Common stock	514	514
Treasury stock	(430)	(430)
Additional paid-in capital	4,606	6,154
Accumulated comprehensive loss	(2,159)	(3,021)
Retained earnings	20,996	25,324
Total Alliance HealthCare Services, Inc. stockholders’ equity	23,527	28,541
Noncontrolling interest	5,466	4,910
Total stockholders’ equity	28,993	33,451
Total liabilities and stockholders’ equity	$883,723	$888,302

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Quarter Ended
	March 31,
	2008	2009
Operating activities:
Net income	$3,412	$4,328
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,509	466
Share-based payment	1,526	1,663
Depreciation and amortization	23,270	26,426
Amortization of deferred financing costs	569	580
Accretion of discount on senior subordinated notes	461	555
Adjustment of derivatives to fair value	—	(635)
Distributions greater than undistributed earnings from investees	76	65
Noncontrolling interest in subsidiaries	257	(556)
Deferred income taxes	1,235	2,414
Excess tax benefit from share-based payment arrangements	(20)	(7)
Gain on sale of assets	(62)	(362)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,301)	(3,207)
Prepaid expenses and other current assets	1,905	1,937
Other receivables	1,235	(2,365)
Other assets	380	(4,481)
Accounts payable	(8,394)	(1,019)
Accrued compensation and related expenses	721	(654)
Accrued interest payable	4,628	5,135
Income taxes payable	—	70
Other accrued liabilities	(209)	1,305
Other liabilities	124	(1)
Net cash provided by operating activities	28,322	31,657

Investing activities:
Equipment purchases	(16,975)	(14,891)
Decrease (increase) in deposits on equipment	1,209	(905)
Acquisitions, net of cash received	(10,799)	(580)
Decrease in cash in escrow	—	2,075
Proceeds from sale of assets	1,045	2,348
Net cash used in investing activities	(25,520)	(11,953)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Quarter Ended
	March 31,
	2008	2009

Financing activities:
Principal payments on equipment debt	(941)	(2,207)
Proceeds from equipment debt	—	415
Principal payments on term loan facility	(15,000)	—
Payments of debt issuance costs	(647)	(157)
Proceeds from share-based payment	73	42
Excess tax benefit from share-based payment arrangements	20	7
Net cash used in financing activities	(16,495)	(1,900)

Net (decrease) increase in cash and cash equivalents	(13,693)	17,804
Cash and cash equivalents, beginning of period	120,892	73,305
Cash and cash equivalents, end of period	$107,199	$91,109

Supplemental disclosure of cash flow information:
Interest paid	$7,157	$5,196
Income taxes paid, net of refunds	1,075	216

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$27	$—
Capital lease obligations related to the purchase of equipment	1,645	5,307
Capital leasee transferred	—	(707)
Comprehensive loss from hedging transactions, net of taxes	(1,738)	(862)
Equipment purchases in accounts payable	278	20

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense and other, net; income tax expense; depreciation expense; amortization expense; noncontrolling interest in subsidiaries; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; transaction costs and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both March 31, 2008 and 2009, a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 as of March 31, 2008 and 2009, and a minimum interest coverage ratio in excess of 2.75 to 1.00 for the years ended March 31, 2008 and 2009.  When an acquisition has been consummated in the prior 12 month period, the Company is required to calculate these ratios using an adjustment as if the acquisition had been consummated on the first day of the 12 month period.  The Company was in compliance with these covenants for the quarters ended March 31, 2008 and 2009.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA in accordance with the Company’s amended credit agreement is shown below:

	First Quarter Ended March 31,
	2008	2009
Net income applicable to Alliance HealthCare Services, Inc.	$3,412	$4,328
Income tax expense	2,677	3,161
Interest expense and other, net	11,816	10,677
Amortization expense	1,857	2,776
Depreciation expense	21,413	23,650
Share-based payment (included in selling, general and administrative expenses)	1,526	1,647
Noncontrolling interest in subsidiaries	594	654
Severance and related costs	147	182
Transaction costs	—	431
Other non-cash charges (included in other income and expenses, net)	164	327
Adjusted EBITDA	$43,606	$47,833

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA (continued)

(in thousands)

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  The Company is required under its amended credit agreement to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00. As of March 31, 2008 and 2009, our consolidated leverage ratio was as follows:

	March 31,
	2008	2009
Consolidated total debt	$656,961	$665,925
Last 12 months consolidated Adjusted EBITDA	165,659	186,804
Last 12 months consolidated Adjusted EBITDA, as adjusted	177,663	194,287
Consolidated leverage ratio	3.70x	3.43x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date. The Company is required under its amended credit agreement to maintain a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00. As of March 31, 2008 and 2009, the Company’s consolidated senior leverage ratio was as follows:

	March 31,
	2008	2009
Consolidated senior debt	$365,515	$375,874
Last 12 months consolidated Adjusted EBITDA	165,659	186,804
Last 12 months consolidated Adjusted EBITDA, as adjusted	177,663	194,287
Consolidated senior leverage ratio	2.06x	1.93x

Interest coverage ratio is defined under the Company’s credit agreement as the ratio of consolidated Adjusted EBITDA to consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter. The Company is required under its amended credit agreement to maintain a minimum consolidated interest coverage ratio of 2.75 to 1.00. As of March 31, 2008 and 2009, the Company’s interest coverage ratio was as follows:

	March 31,
	2008	2009
Last 12 months consolidated Adjusted EBITDA	$165,659	$186,804
Last 12 months consolidated Adjusted EBITDA, as adjusted	177,663	194,287
Last 12 months consolidated cash interest expense	42,452	41,933
Interest coverage ratio	4.19x	4.63x

The reconciliation from net income to Adjusted EBITDA for the 2009 guidance range is shown below:

	2009 Full Year
	Guidance Range
	(Dollars in millions)
Net income applicable to Alliance HealthCare Services, Inc.	$17	$25
Income tax expense	13	18
Depreciation expense; amortization expense;
interest expense and other, net; noncontrolling interest;
share-based payment; and other expenses	157	159
Adjusted EBITDA	$187	$202

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	First Quarter Ended
	March 31,
	2008	2009
MRI
Average number of total systems	307.0	285.4
Average number of scan-based systems	249.9	242.2
Scans per system per day (scan-based systems)	9.06	9.13
Total number of scan-based MRI scans	158,708	147,656
Price per scan	$382.55	$380.99

Scan-based MRI revenue (in millions)	$60.7	$56.3
Non-scan based MRI revenue (in millions)	7.5	6.3
Total MRI revenue (in millions)	$68.2	$62.6

PET and PET/CT
Average number of systems	76.9	110.5
Scans per system per day	6.12	6.15
Total number of PET and PET/CT scans	31,000	45,113
Price per scan	$1,199	$1,116

Total PET and PET/CT revenue (in millions)	$37.3	$51.0

Revenue breakdown (in millions)
Total MRI revenue	$68.2	$62.6
PET and PET/CT revenue	37.3	51.0
Radiation oncology, other modalities and other revenue	13.6	18.2
Total revenues	$119.1	$131.8

	2008	2009
Total fixed-site revenue (in millions)
First quarter ended March 31	$24.3	$29.1

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended March 31, 2009 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2007
Second Quarter	$(9.3)	$7.4	$(1.9)
Third Quarter	(9.7)	4.1	(5.6)
Fourth Quarter	(10.1)	6.5	(3.6)

2008
First Quarter	(8.4)	3.3	(5.1)
Second Quarter	(9.1)	4.7	(4.4)
Third Quarter	(7.0)	2.2	(4.8)
Fourth Quarter	(7.7)	4.0	(3.7)

2009
First Quarter	(5.7)	2.3	(3.4)

Last Twelve Months Ended March 31, 2009	$(29.5)	$13.2	$(16.3)